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EXHIBIT 99

                                  NEWS RELEASE
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[NEWHALL LAND LOGO]   THE NEWHALL LAND AND FARMING COMPANY
                      23823 Valencia Blvd. - Valencia, CA 91355 - (661) 255-4000

FOR IMMEDIATE RELEASE                  Contact:   Marcia Ward
                                                  Newhall Land
                                                  (661) 255-4445

                                                  Fred Mickaelian, Jr.
                                                  Mickaelian Associates
                                                  (323) 268-1152


                 NEWHALL LAND ANNOUNCES MAJOR REPURCHASE PROGRAM

             OVER TWENTY PERCENT OF THE COMPANY'S OUTSTANDING UNITS
                   AUTHORIZED TO BE REPURCHASED BY END OF 2000


     VALENCIA, California, September 16, 1999 - The Newhall Land and Farming Company (NYSE, PSE/NHL) today announced that its Board of Directors approved a plan to repurchase up to 5.5 million partnership units, financed by accelerated asset and land sales, additional borrowings and reduced costs. Together, the new authorization and the remaining 884,446 units already authorized for repurchase equal 6.3 million units or just over 20% of the Company's outstanding units. The Company may repurchase partnership units from time-to-time in open market and block transactions over a period ending December 31, 2000, depending on market conditions.

     "We are capitalizing on the values we have created in Valencia and the strong real estate markets we are experiencing to intensify our commitment to our repurchase program," said Thomas L. Lee, chairman and chief executive officer. "The timing for such a program is excellent, as many real estate values for both land and developed properties are at record highs, while our unit price remains well below net asset values implied by current market conditions. We believe this investment will greatly enhance each unitholder's stake in Newhall Land."

     The repurchase program is expected to be financed by the sale of up to $175 million of income portfolio assets in 2000. The income portfolio was valued at $435 million at December 31, 1998. In the interim, unused capacity under bank lines will be utilized. Additionally, capital spending will be reduced as certain ready-to-build commercial sites previously scheduled for development will be sold.

                                     -more-

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     In 1999 to date, Newhall Land has repurchased a total of 1,387,326 partnership units, or 4.2% of the Company's units outstanding on December 31, 1998, at an average price of $24.20, and still has available 884,446 units to repurchase under a previous authorization. In 1998, the Company repurchased 1.9 million units, or 5.5%, of the units outstanding on December 31, 1997. As of August 31, 1999, the Company had approximately 31,380,000 units outstanding.

     Newhall Land is a developer of new towns and master-planned communities. Its primary activity is building the new town of Valencia, California. Newhall Ranch, a new community that recently received final approval, and Valencia together form one of the nation's most valuable landholdings. They are located on the Company's 36,000 acres, 30 miles north of downtown Los Angeles.

     The Company maintains a web site through the Internet at http://www.newhall. com.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995 The forward-looking statements made in this release are based on present trends the Company is experiencing. Also, Newhall Land's success in obtaining entitlements, governmental and environmental approvals, timing of escrow closings, expansion of its income portfolio and marketplace acceptance of its business strategies are factors that could affect results. All escrow closings are subject to market and other conditions. The forward-looking statements may involve the known risks described in the Company's Form 10-K and Forms 10-Q, and unknown risks, uncertainties and other factors that may cause the Company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. The Company expressly disclaims any obligations to update or revise any forward-looking statements found herein to reflect any change in Company expectations or results or any change in events.

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